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                                                                      EXHIBIT 23




            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------




The Participants of the 1994 Employee Stock
  Purchase Plan of The Brink's Company:


We consent to incorporation by reference in the registration statement (No. 333-120254, No. 33-53565 and Post-Effective Amendment No. 1 thereto, and No. 333-78631 and Post-Effective Amendment No. 1 thereto) on Form S-8 of The Brink's Company of our report dated March 30, 2005, with respect to the statements of financial condition of the 1994 Employee Stock Purchase Plan of The Brink's Company as of December 31, 2004 and 2003, and the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 2004, which report appears in the 2004 Annual Report on Form 11-K of the 1994 Employee Stock Purchase Plan of The Brink's Company.


/s/ KPMG LLP
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KPMG LLP

Richmond, Virginia

March 30, 2005